Exhibit 11. Computation of Earnings Per Common Share


------------------------------------------------------------------------------------------

                                        (Dollars in Thousands Except Per Share Data and
                                                       Number of Shares)
------------------------------------------------------------------------------------------
                                      Weighted Average
Three Month Periods Ended             Number of Shares            Net          Earnings Per
March 31,                                  Outstanding         Income          Common Share
------------------------------------------------------------------------------------------
2000                                         10,060,061          $3,382              $0.34
1999                                         10,091,721           2,964               0.29
------------------------------------------------------------------------------------------


Computation of weighted average number of common and common equivalent shares:


------------------------------------------------------------------------------------------
Three Month Periods Ended March 31,                                2000            1999
------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period               10,060,084      10,091,721
Weighted average of the common
Shares purchased and retired or reissued                               (23)              -
------------------------------------------------------------------------------------------
Weighted average number of common shares                        10,060,061      10,091,721
==========================================================================================

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